UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                March 20, 2001 (Date of earliest event reported)


                            UGLY DUCKLING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                       000-20841                 86-0721358
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


           2525 East Camelback Road, Suite 500, Phoenix, Arizona 85016
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (602) 852-6600


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

INVESTMENT BANKER

     Ugly Duckling Corporation (the "Company") previously reported in a press release that it received an offer from its Chairman, Ernest C. Garcia II, to purchase all of the outstanding shares of its common stock that are not already owned by Mr. Garcia. The Company's Board of Directors has established a special transaction committee, composed of disinterested directors, to evaluate the offer and make a recommendation to the full board. On May 14, 2001, the special transaction committee hired US Bancorp Piper Jaffray, an investment banker, to assist in its evaluation of the offer and potential alternatives.

LITIGATION

     On March 20, 2001, a shareholder derivative complaint was filed, purportedly on behalf of Ugly Duckling Corporation, in the Court of Chancery for the State of Delaware in New Castle County, captioned Berger v. Garcia, et al., No. 18746NC. The complaint alleges that the Company's current directors breached fiduciary duties owed to the Company in connection with certain transactions between the Company and Mr. Garcia and various entities controlled by Mr. Garcia. The complaint was amended on April 17, 2001 to add a second cause of action, on behalf of all persons who own the Company's common stock, and their successors in interest, which alleges that the Company's current directors breached fiduciary duties in connection with the proposed acquisition by Mr. Garcia of all of the outstanding shares of the Company's common stock. The Company is named as a nominal defendant in the action. The original cause of action seeks to void all transactions deemed to have been approved in breach of fiduciary duty and recovery by the Company of alleged compensatory damages sustained as a result of the transactions. The second cause of action seeks to enjoin the Company from proceeding with the proposed acquisition by Mr. Garcia, or, in the alternative, awarding compensatory damages to the class.

     Following Mr. Garcia's offer, five additional and separate purported shareholder class action complaints were filed between April 17 and April 25, 2001 in the Court of Chancery for the State of Delaware in New Castle County. They are captioned Turberg v. Ugly Duckling Corp., et al., No. 18829NC, Brecher
v. Ugly Duckling Corp., et al., No. 18828NC, Suprina v. Ugly Duckling Corporation, et al., No. 18830NC, Benton v. Ugly Duckling Corp., et al., No. 18838NC, and Don Hankey Living Trust v. Ugly Duckling Corporation, et al., No. 18843NC. Each complaint alleges that the Company, and its directors, breached fiduciary duties in connection with the proposed acquisition by Mr. Garcia of all of the outstanding shares of the Company's common stock. The complaints seek to enjoin the proposed acquisition by Mr. Garcia and to recover compensatory damages caused by the proposed acquisition and the alleged breach of fiduciary duties.

     The Company expects all of these cases to be consolidated.

     The defendants intend to vigorously defend the allegations in the complaints and believe that the actions are without merit.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2001                   UGLY DUCKLING CORPORATION
                                            (Registrant)


                                      By: /s/ Jon D. Ehlinger
                                          ----------------------------------
                                                      (Signature)
                                          Jon D. Ehlinger
                                          Vice President, Secretary and
                                          General Counsel